UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2025

Arcadia Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37383	81-0571538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5950 Sherry Lane Suite 215
Dallas, Texas		75225
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 214 974-8921

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	RKDA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

The disclosure under Item 8.01 below is incorporated herein by reference.

Item 8.01 Other Events.

As has been previously reported, on May 14, 2024, Arcadia Biosciences, Inc. ("Arcadia" or the "Company") and its wholly-owned subsidiary Arcadia Wellness, LLC entered into an Asset Purchase Agreement (“Purchase Agreement”), Promissory Note and a related Security Agreement, with Above Food Corp., a corporation formed under the laws of Saskatchewan (“Above Food Corp.”), and Above Food Ingredients Corp., a Delaware corporation and wholly owned subsidiary of Above Food Corp. (together with Above Food Corp., “Buyer”). Pursuant to the Purchase Agreement, Arcadia and Arcadia Wellness sold to Buyer certain assets relating to Arcadia’s GoodWheat business and transferred to Buyer $2,000,000 of cash. As consideration for the purchased assets and the $2,000,000 cash payment, Above Food Corp. and Buyer issued a promissory note, dated May 14, 2024, in favor of Arcadia in the original principal amount of $6,000,000 (the “Note”). Under the terms of the Note, on each of the first, second and third anniversaries of the Note, accrued interest and $2,000,000 of principal are payable to Arcadia. The Note includes provisions that allow the Company, during certain times and by means of a notice to Above Food Corp. (a "Notice"), to require Above Food Corp. to issue to Arcadia a number of publicly traded shares of Above Food Corp's common stock (the "Parent Shares"), and if Arcadia delivers such a notice, Above Food Corp. is obligated to issue the shares to Arcadia within three business days after delivery of the notice. The Note also provided that if Above Food Corp. becomes a wholly-owned subsidiary of a company with shares listed on a national securities exchange, then the term "Parent Shares" refers to the publicly traded common stock of such parent company, and Above Food Corp. agreed to cause such entity to issue and register such shares as provided in the Note. Sometime after the date of the Note, Above Food Corp. became a wholly-owned subsidiary of Above Food Ingredients Inc. (“AFII”), a Canadian company whose shares are listed on the Nasdaq Capital Market. The Note provides that the issuance of the Parent Shares will constitute a prepayment of the final installment payment of $2,000,000 principal of the Note that would otherwise be due on the third anniversary of the date of the Note, but that the Buyer remains obligated to pay the first two installments of principal and interest on each of the first and second anniversaries of the date of the Note.

On May 1, 2025, the Company delivered a Notice to Above Food Corp. pursuant to the provisions of the Note, to require Above Food Corp. to cause AFII to issue Parent Shares to the Company (the "Prepayment Shares"). The Notice indicated that pursuant to the provisions of the Note regarding the calculation and determination of the number of Prepayment Shares that are issuable in connection with delivery of a Notice, the number of Prepayment Shares issuable was approximately 3.5 million shares. Above Food Corp. acknowledged receipt of the Notice and indicated its intention to respond to the Notice.

The first payment of $2 million of principal and accrued interest, calculated by the Company as approximately $475,000 of interest, under the Note was due on May 14, 2025. As of the date of filing of this Report, Buyer has not made the required payment and no Prepayment Shares have been delivered.

Failure to pay principal and interest when due is an event of default under the Note and the Security Agreement. Under the terms of the Note, upon the occurrence and during the continuance of an event of default, the Company may declare the entire unpaid principal amount of the Note and accrued interest, and all other amounts owing or payable under the Note or the Security Agreement, to be immediately due and payable. Above Food Corp. is the subject of a receivership proceeding in Canada. The Company intends to consider appropriate actions to enforce its rights and pursue available remedies under the Note and Security Agreement.

No Offer or Solicitation

As previously reported on a Report on Form 8-K filed by the Company with the Securities and Exchange Commission ("SEC") on December 6, 2024, on December 4, 2024, the Company, Roosevelt Resources, LP, a Texas limited partnership (“Roosevelt”), and certain other parties entered into a Securities Exchange Agreement (the “Exchange Agreement”) providing for the combination of the two companies in an all-stock transaction. Under the terms of the Exchange Agreement, at the closing of the transactions contemplated by the Exchange Agreement, Arcadia will issue to the partners of Roosevelt shares of Arcadia common stock in exchange for all of the equity interests in Roosevelt.

This Report, including the information contained herein and the exhibits filed or furnished herewith, is not intended to and does not constitute (i) a solicitation of a proxy, consent or approval with respect to any securities or in respect of the proposed Exchange transaction with Roosevelt or (ii) an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or an exemption therefrom.

Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, no public offer will be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Additional Information for Stockholders

In connection with the proposed transaction, Arcadia intends to file relevant materials with the SEC and previously filed a Registration Statement on Form S-4 (the “Registration Statement”), File no. 333-284972, that includes a preliminary proxy statement/prospectus, on February 14, 2025. After the Registration Statement is declared effective by the SEC, Arcadia intends to mail a definitive proxy statement/prospectus to the stockholders of Arcadia. This Report is not a substitute for the proxy statement/prospectus or the Registration Statement or for any other document that Arcadia may file with the SEC and send to Arcadia’s stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF ARCADIA ARE URGED TO CAREFULLY AND THOROUGHLY READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY ARCADIA WITH THE SEC, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ARCADIA, ROOSEVELT, THE PROPOSED EXCHANGE TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.

Investors will be able to obtain free copies of the Registration Statement and proxy statement/prospectus, as each may be amended from time to time, and other relevant documents filed by Arcadia with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by Arcadia will be available free of charge from Arcadia’s website at www.arcadiabio.com under the “Investors” tab. In addition, investors and stockholders should note that Arcadia communicates with investors and the public using its website (www.arcadiabio.com) where anyone will be able to obtain free copies of the proxy statement/prospectus and other documents filed by Arcadia with the SEC. Stockholders are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transactions.

Participants in the Proxy Solicitation

Arcadia, Roosevelt and their respective directors, partners and certain of their officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Arcadia’s stockholders in connection with the proposed transactions. Information regarding the officers and directors of Arcadia is included in Arcadia’s most recent Annual Report on Form 10-K, as amended, filed with the SEC, including any information incorporated therein by reference, its definitive proxy statement for its 2024 annual meeting of stockholders filed with the SEC on May 16, 2024, and in the Registration Statement and any amendments thereto as filed with the SEC. Additional information regarding such persons, as well as information regarding Roosevelt’s directors, managers and officers and other persons who may be deemed participants in the proposed transaction, will be set forth in the Registration Statement and proxy statement/prospectus, and any amendments thereto, and other materials, when they are filed with the SEC in connection with the proposed transaction. Free copies of these documents may be obtained from the sources indicated above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCADIA BIOSCIENCES, INC.

Date:	May 16, 2025	By:	/s/ Mark Kawakami
Mark Kawakami, Chief Financial Officer